Exhibit 5.1

Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard St, P.O. Box 48600 Vancouver, BC, Canada V7X 1T2 T 604.687.5744 F 604.687.1415 blg.com

May 14, 2026

Dear Sirs/Mesdames:

Re:	Titan Mining Corporation

Form S-8 Registration Statement

We have acted as Canadian counsel to Titan Mining Corporation, a corporation existing under the laws of the Province of British Columbia (the “Corporation”), in connection with the Corporation’s registration statement on Form S-8, including all amendments and supplements thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 14, 2026 under the United States Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration of an aggregate of 9,828,810 common shares of the Corporation (“Common Shares”), consisting of: (i) 1,829,364 Common Shares (“Primary Shares”) issuable or deliverable pursuant to future grants of options to purchase Common Shares (“Options”) under the Corporation’s Stock Option Plan dated June 1, 2017, as amended (the “Option Plan”), or restricted share units under the Corporation’s Restricted Share Unit Plan dated May 11, 2018, as amended (the “RSU Plan”, and together with the Option Plan, the “Plans”); and (ii) 7,999,446 Common Shares (“Existing Option Shares”) issuable pursuant to outstanding options granted under the Option Plan.

The Registration Statement also relates to the registration for resale from time to time of up to 294,048 Common Shares previously issued on the exercise of options under the Plans (the “Resale Shares”) by or on behalf of the selling shareholders or their permitted transferees described in the prospectus included in the Registration Statement (the “Reoffer Prospectus”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

A.	QUALIFICATIONS, ASSUMPTIONS AND RELIANCES

For the purpose of the opinions herein, in connection with certain factual matters, we have relied upon a certificate of an officer of the Corporation dated the date hereof (the “Officer’s Certificate”), to which is attached a certified copy of certain consent resolutions of the board of directors and the Corporation’s constating documents. We have not reviewed the minute books or, except as described above, any other corporate records of the Corporation.

The use herein of the phrase “fully paid and non-assessable” in respect of the Common Shares means that the holder of such Common Shares will not, after the issuance or delivery to them of such Common Shares, be liable to pay further amounts to the Corporation in respect of the issue price payable for such Common Shares. No opinion is expressed as to the actual receipt by the Corporation of the consideration for the issuance of such Common Shares or as to the adequacy of any consideration received.

We have also assumed, for the purposes of the opinions expressed herein:

(a)	the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals of documents from which such copies were taken;

(b)	the accuracy and completeness of all factual representations made in the Registration Statement (including the Reoffer Prospectus contained therein) and other documents reviewed by us;

(c)	that all resolutions contained in the minute books of the Corporation were approved by the requisite majority of the directors of the Corporation, remain in full force and effect, and have not been and will not be rescinded or amended;

(d)	that we have been provided with true and correct copies of the Plans, and that the Plans provided to us have not been amended, supplemented or modified in any manner, whether by written or oral agreement, by conduct of the parties thereto, or otherwise;

(e)	that insofar as any obligation under the Plans is to be performed in any jurisdiction outside of the Province of British Columbia, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(f)	that all Primary Shares, Existing Option Shares and Resale Shares issued or issuable pursuant to the Plans and any applicable Option Agreement (as defined in the Option Plan) have been or will be issued pursuant to options or restricted share units duly granted under the Plans by the board of directors of the Corporation (the “Board”) or a committee of the Board (a “Committee”) at such times, to such persons and for such consideration as was or will be approved by the Board or a Committee or pursuant to a delegation of authority granted by the Board or a Committee, and in accordance with the terms of the Plans;

(g)	that all Primary Shares, Existing Option Shares and Resale Shares have been or will be issued by the Corporation pursuant to a resolution of the Board that has been approved by the requisite majority of the directors of the Corporation;

(h)	that all required consideration for the Primary Shares, Existing Option Shares and the Resale Shares have been or will be fully paid in money or in property (other than a promissory note or promise to pay) or past service that was not or will not be less in value than the fair equivalent of the money that the Corporation would have received if such Common Shares had been issued for money;

(i)	that all required filings have been or will be made with the NYSE American, the Toronto Stock Exchange and all relevant securities regulatory authorities;

(j)	the capacity, power and authority of all parties other than the Corporation to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance or delivery of the Primary Shares, Existing Option Shares and the Resale Shares, and the due execution and delivery thereof by each party thereto; and

(k)	that the Registration Statement (including the Reoffer Prospectus contained therein) filed with the SEC will be in substantially the same form as that examined by us for purposes of this opinion.

Other than the review of the Officer’s Certificate, the Registration Statement and the Plans we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Corporation. No inference as to our knowledge of such facts and circumstances should be drawn merely from our representation of the Corporation.

B.	APPLICABLE LAW

We are qualified to practice law in the Province of British Columbia and our opinion herein is restricted to the laws of the Province of British Columbia and the federal laws of Canada applicable therein as at the date hereof.

C.	OPINIONS

Based upon and subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

1.	when the Primary Shares and Existing Option Shares have been issued or delivered in accordance with: (i) the terms and conditions of the Plans; (ii) the terms and conditions of any applicable Option Agreement, if applicable; and (iii) the Registration Statement; such Primary Shares and Existing Option Shares will be validly issued as fully paid and non-assessable Common Shares; and

2.	the Resale Shares have been validly issued as fully paid and non-assessable Common Shares.

This opinion is rendered solely in connection with the Registration Statement and is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement, the Plans, options or Common Shares.

The opinions are given as at the date hereof and we disclaim any obligation or responsibility to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act, and to the reference to our firm under the heading “Legal Matters” in the Reoffer Prospectus, or any amendment pursuant to Rule 462 under the Act. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act.

Yours very truly,

/s/ Borden Ladner Gervais LLP

Borden Ladner Gervais LLP

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